UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 10, 2014

The St. Joe Company
(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida	32413
(Address of Principal Executive Offices)	(Zip Code)

(850) 231-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 10, 2014, pursuant to the previously disclosed Note Purchase Agreement dated April 3, 2014 between Northwest Florida Timber Finance, LLC, a bankruptcy-remote, qualified special purpose entity (“NFTF”), wholly owned by The St. Joe Company (the “Company”) and certain institutional investors (the “Note Purchase Agreement”), NFTF entered into an Indenture ( the “Indenture”) with Wilmington Trust, National Association, as trustee (the “Trustee”) under which it issued $180 million aggregate principal amount of its 4.750% Senior Secured Notes due 2029 (the “Senior Notes”) and an issue price of 98.483% of the face value. The Senior Notes bear an interest rate of 4.750% per annum, which is payable semi-annually on March 11 and September 11 of each year, beginning September 11, 2014. The Senior Notes mature on March 4, 2029.

The Senior Notes are senior secured obligations of NFTF with no recourse to the Company. The Senior Notes are secured by a first lien and first priority, perfected security interest in, and are payable solely from, all of the property of NFTF consisting of (i) the Installment Note (as defined in the Indenture), (ii) the Letter of Credit (as defined in the Indenture), (iii) any cash, securities and other property in certain NFTF accounts, (iv) the rights of NFTF under the Contribution Agreement (as defined in the Indenture), and (v) any proceeds relating to the property listed in (i) through (iv) above (collectively, the “Indenture Collateral”).

The Indenture provides customary events of default with respect to the Senior Notes, including: (1) failure to pay when due of the principal or interest on the Senior Notes; (2) failure of NFTF to demand payment on the Letter of Credit upon certain defaults and the failure of JPMorgan Chase Bank, N.A. to honor such demand; (3) default in the performance of certain covenants or a breach of the representations and warranties in the Indenture; and (4) failure of the Trustee to have a valid and perfected first priority security interest in the Indenture Collateral. If certain events of default occur and continue beyond any applicable cure period, the Holders of more than 50% in principal amount of the then outstanding Senior Notes may declare the Senior Notes to be due and payable immediately. If certain bankruptcy and insolvency events of default specified in the Indenture occur with respect to NFTF, all outstanding Senior Notes will become due and payable without any other act on the part of the Trustee or the Holders.

The Indenture contains customary covenants, including restrictions on NFTF’s ability to incur or guarantee indebtedness, merge, consolidate or sell assets, sell or otherwise encumber the Indenture Collateral, create any subsidiaries, enter into transactions with affiliates, and make any expenditure for capital assets. The covenants are subject to certain exceptions and qualifications.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
THE ST. JOE COMPANY

By: /s/ Marek Bakun________________
Marek Bakun
Chief Financial Officer

Date: April 16, 2014